Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2015

Englewood, CO - May 7, 2015 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three months ended March 31, 2015. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), the nation’s second largest home security alarm monitoring company.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to nearly 1.1 million residential and commercial customers as of March 31, 2015. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights1:

•	Ascent’s net revenue for the three months ended March 31, 2015 increased 4.2%

•	Ascent’s Adjusted EBITDA[2] for the three months ended March 31, 2015 increased 3.2%

◦	For the three months ended March 31, 2015, Ascent’s Pre-SAC Adjusted EBITDA*, which adjusts for the expensed portion of LiveWatch creation costs, increased 4.4%

•	Monitronics’ Adjusted EBITDA[3] for the three months ended March 31, 2015 increased 2.7%

◦	For the three months ended March 31, 2015, Monitronics’ Pre-SAC Adjusted EBITDA* increased 4.0%

•	Monitronics’ subscriber accounts as of March 31, 2015 increased 4.2% to 1,090,812

•
Monitronics completed the acquisition of LiveWatch Security, LLC, a Do-It-Yourself ("DIY") professionally monitored home security provider offering interactive and home automation services, for approximately $61 million[4]

•	Monitronics completed a $550 million refinancing of Term B and Revolver debt, laddering debt maturities through 2022
*LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base. Please see the Appendix to this release for additional information about this non-GAAP measure.

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “I am pleased with our performance in the first quarter. Monitronics delivered solid financial and operational results while completing the acquisition of LiveWatch, which is performing very well. We expect that LiveWatch will prove to be a very productive source of profitable new accounts and RMR.

“We were also very pleased with the strong reception we received in the credit markets for the refinancing of a significant portion of our Term B debt and expansion of the revolver facility, the combination of which served to extend our maturities and create additional credit capacity and flexibility. In addition to the capital deployed for the LiveWatch acquisition during the quarter, we also spent $9.5 million on share repurchases and completed the sale of one of our largest real estate properties realizing $18.8 million.”

1.	Comparisons are year-over-year unless otherwise specified.

2.
For a definition of Adjusted EBITDA and applicable reconciliations, see the Appendix to this release. Ascent's net loss from continuing operations for the three months ended March 31, 2015 totaled $9.7 million.

3.	Monitronics' net loss for the three month period totaled $8.3 million.

4.	Excludes contingent retention and performance based bonus arrangements with certain key members of the LiveWatch management team.

Mike Haislip, President and Chief Executive Officer of Monitronics said, “Monitronics is off to a good start in 2015. We delivered solid growth in revenue, Adjusted EBITDA, and subscriber accounts, while approximately 70% of new customers signed on for advanced services during the quarter. Consistent with expectations, unit attrition levels increased to 13.2%, largely due to a prior significant bulk acquisition that resulted in a higher percentage of accounts reaching the end of their initial contract term. We continue to expect a modest incremental increase in attrition through the second quarter of 2015, before it declines in the second half of the year.

“We continue to execute well on our long-term business strategy and believe we are well positioned to capitalize on our scalable platform and effective capitalization structure to deliver predictable and stable earnings and cash flow in the quarters and years to come. In addition, the acquisition of LiveWatch places us at the forefront of the rapidly growing DIY space. We are clearly excited about the opportunities ahead.”

Results for the Three Months Ended March 31, 2015

For the three months ended, March 31, 2015, Ascent reported net revenue of $138.4 million, an increase of 4.2% compared to $132.9 million for the three months ended March 31, 2014. The increase in net revenue is primarily attributable to increases in Monitronics’ subscriber accounts and average recurring monthly revenue (“RMR”) per subscriber. Monitronics’ subscriber accounts increased 4.2% in the three months ended March 31, 2015, reflecting the acquisition of over 148,000 accounts through Monitronics’ authorized dealer program subsequent to March 31, 2014, as well as 31,936 accounts acquired in the LiveWatch acquisition in February, 2015. Monitronics’ average RMR per subscriber increased to $41.43 as of March 31, 2015. Excluding accounts acquired through the LiveWatch acquisition, which had an average RMR per subscriber of $28.45, Monitronics' average RMR per subscriber was $41.83 as of March 31, 2015.

Ascent’s total cost of services for the three months ended March 31, 2015 increased 16.3% to $25.7 million. This increase is attributable to the LiveWatch acquisition, increases in the number of HomeTouch® customers and service costs primarily for upgrades to customer systems. HomeTouch® services include home automation monitored across the cellular network. Monitronics’ service costs also included $523,000 related to labor and materials expense incurred in relation to the Radio Conversion Program, which was implemented in 2014 to upgrade Monitronics’ subscribers' alarm monitoring systems that communicate across certain 2G networks that are expected to be discontinued at the end of 2016.

Ascent’s selling, general & administrative (“SG&A”) costs for the three months ended March 31, 2015 increased 4.0% to $27.6 million. The increase is attributable to SG&A incurred at LiveWatch, as well as the one-time acquisition costs incurred by Monitronics of $946,000, related to professional services rendered in connection with the LiveWatch acquisition. LiveWatch SG&A includes the accrual of $519,000 for certain contingent bonuses payable in the future to key members of LiveWatch management in accordance with their employment agreements. These increases were partially offset by decreases in Monitronics' staffing and operating costs as a result of the completion of the Security Networks integration in April 2014. SG&A for the three months ended March 31, 2014 includes approximately $1.1 million of one-time professional fees rendered in relation to the Security Networks' integration.

For the three months ended March 31, 2015, Ascent’s Adjusted EBITDA increased 3.2% to $90.7 million. Monitronics’ Adjusted EBITDA for the three months ended March 31, 2015 was $91.7 million, an increase of 2.7% over the three months ended March 31, 2014. Monitronics’ Adjusted EBITDA as a percentage of revenue was 66.2% in the quarter ended March 31, 2015, as compared to 67.2% for the three months ended March 31, 2014.

LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base. For the three months ended March 31, 2015 Ascent’s Pre-SAC Adjusted EBITDA increased 4.4% to $91.9 million. Monitronics Pre-SAC Adjusted EBITDA for the three months ended March 31. 2015 increased 4.0% to $92.8 million as compared to $89.3 million in the prior year period. Monitronics’ Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC Revenue was 67.3% in the quarter ended March 31, 2015 as compared to 67.2% in the prior year period. For a reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics, please see appendix of this release.

Ascent reported a net loss from continuing operations for the three months ended March 31, 2015 of $9.7 million, compared to a net loss from continuing operations of $9.4 million for the same period in 2014.

Monitronics' reported a net loss for the three months ended March 31, 2015 of $8.3 million compared to net loss of $7.9 million in the prior year period.

The table below presents subscriber data for the twelve months ended March 31, 2015 and 2014:

	Twelve Months Ended March 31,
	2015		2014
Beginning balance of accounts	1,046,785		818,335
Accounts acquired	190,542		357,855
Accounts canceled	(139,824)		(118,688)
Canceled accounts guaranteed by dealer and acquisition adjustments (a)	(6,691)	(b)	(10,717)	(c)
Ending balance of accounts	1,090,812		1,046,785
Monthly weighted average accounts	1,060,524		962,527
Attrition rate - Unit	(13.2)%		(12.3)%
Attrition rate - RMR (d)	(13.0)%		(12.0)%

(a)	Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Includes an increase of 1,503 subscriber accounts associated with multi-site subscribers that were considered single accounts prior to the completion of the Security Networks integration in April 2014.

(c)	Includes 2,046 subscriber accounts that were proactively canceled during the third quarter of 2013 because they were active with both Monitronics and Security Networks.

(d)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

During the three months ended March 31, 2015 and 2014, Monitronics acquired 66,091 and 31,774 subscriber accounts, respectively. Accounts acquired for the three months ended March 31, 2015 include 31,936 accounts from the LiveWatch acquisition in February 2015.

Ascent Liquidity and Capital Resources

At March 31, 2015, on a consolidated basis, Ascent had $145.9 million of cash, cash equivalents and marketable securities, of which $26.7 million was used to fund Monitronics’ semi-annual interest payment on its Senior Notes on April 1, 2015. A portion of these assets may also be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

During the three months ended March 31, 2015, Monitronics used cash of $61.1 million to fund subscriber account acquisitions from the dealer network, net of holdback and guarantee obligations.

At March 31, 2015, the existing long-term debt principal balance of $1.7 billion includes Monitronics' Senior Notes, Credit Facility and Credit Facility revolver and Ascent's Convertible Notes. The Convertible Notes have an outstanding principal balance of $103.5 million as of March 31, 2015 and mature on July 15, 2020. Monitronics' Senior Notes have an outstanding principal balance of $585.0 million as of March 31, 2015 and mature on April 1, 2020. The Credit Facility term loans have an outstanding principal balance of $896.0 million as of March 31, 2015 and require principal payments of approximately $2.3 million per quarter with the remaining outstanding balance becoming due on March 23, 2018. The Credit Facility revolver has an outstanding balance of $130.3 million as of March 31, 2015 and becomes due on December 22, 2017.

On April 9, 2015, Monitronics completed the issuance of an incremental $550 million, 7-year Senior Secured Term Loan B offering. The new term loans bear interest at LIBOR plus 3.50%, subject to a LIBOR floor of 1.00%, and mature on April 9, 2022. Monitronics used the net proceeds to retire $492 million of the existing Term Loan, due in March 2018, and repaid $50 million of the Company's Revolving Credit Facility. Concurrent with the offering, Monitronics amended its existing credit agreement, removing the third quarter 2015 Senior Secured and Total Leverage covenant step-downs, among other covenant changes.

During the three months ended March 31, 2015, Ascent repurchased 229,168 shares of Series A Common Stock pursuant to the Share Repurchase Authorizations for approximately $9.5 million. These repurchased shares were all canceled and returned to the status of authorized and unissued. As of March 31, 2015, the remaining availability under the Company's Share Repurchase Authorizations will enable the Company purchase up to an aggregate of approximately $5.4 million of Series A and Series B Common Stock.

Conference Call

Ascent will host a call today, Thursday, May 7, 2015 at 5:00 PM ET. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 35708983. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through July 7, 2015 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 35708983.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, consumer demand for interactive and home automation services, the anticipated benefits of the LiveWatch acquisition, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

###
Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$51,079	$12,612
Restricted cash	123	18
Marketable securities, at fair value	94,854	122,593
Trade receivables, net of allowance for doubtful accounts of $2,296 in 2015 and $2,120 in 2014	13,959	13,796
Deferred income tax assets, net	6,346	6,346
Prepaid and other current assets	9,901	8,546
Assets held for sale	1,231	18,935
Total current assets	177,493	182,846
Property and equipment, net of accumulated depreciation of $32,382 in 2015 and $30,030 in 2014	36,407	36,010
Subscriber accounts, net of accumulated amortization of $794,883 in 2015 and $736,824 in 2014	1,399,520	1,373,630
Dealer network and other intangible assets, net of accumulated amortization of $59,052 in 2015 and $54,077 in 2014	41,181	44,855
Goodwill	563,011	527,502
Other assets, net	25,691	27,520
Total assets	$2,243,303	$2,192,363
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,424	$6,781
Accrued payroll and related liabilities	4,263	4,077
Other accrued liabilities	43,876	30,727
Deferred revenue	15,981	14,945
Holdback liability	17,668	19,046
Current portion of long-term debt	9,166	9,166
Liabilities of discontinued operations	6,461	6,401
Total current liabilities	102,839	91,143
Non-current liabilities:
Long-term debt	1,676,995	1,618,324
Long-term holdback liability	4,816	5,156
Derivative financial instruments	9,447	5,780
Deferred income tax liability, net	16,882	15,875
Other liabilities	16,162	16,397
Total liabilities	1,827,141	1,752,675
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,925,910 and 13,162,095 shares at March 31, 2015 and December 31, 2014, respectively	129	132
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 384,086 shares both at March 31, 2015 and December 31, 2014	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,433,412	1,441,291
Accumulated deficit	(1,004,766)	(994,931)
Accumulated other comprehensive income (loss), net	(12,617)	(6,808)
Total stockholders’ equity	416,162	439,688
Total liabilities and stockholders’ equity	$2,243,303	$2,192,363

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except share and per share amounts
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenue	$138,416	132,864
Operating expenses:
Cost of services	25,690	22,090
Selling, general, and administrative, including stock-based compensation	27,596	26,537
Amortization of subscriber accounts, dealer network and other intangible assets	63,141	61,780
Depreciation	2,398	2,758
Restructuring charges	—	547
Gain on disposal of operating assets	(1,050)	—
	117,775	113,712
Operating income	20,641	19,152
Other income (expense), net:
Interest income	516	878
Interest expense	(29,781)	(28,773)
Other income, net	926	986
	(28,339)	(26,909)
Loss from continuing operations before income taxes	(7,698)	(7,757)
Income tax expense from continuing operations	(1,977)	(1,621)
Net loss from continuing operations	(9,675)	(9,378)
Discontinued operations:
Loss from discontinued operations	(160)	(354)
Income tax expense from discontinued operations	—	—
Loss from discontinued operations, net of income tax	(160)	(354)
Net loss	(9,835)	(9,732)
Other comprehensive income (loss):
Foreign currency translation adjustments	(277)	55
Unrealized holding gains (losses) on marketable securities, net	(1,069)	345
Unrealized loss on derivative contracts, net	(4,463)	(1,671)
Total other comprehensive loss, net of tax	(5,809)	(1,271)
Comprehensive loss	$(15,644)	(11,003)

Basic and diluted loss per share:
Continuing operations	$(0.73)	(0.68)
Discontinued operations	(0.01)	(0.02)
Net loss	$(0.74)	(0.70)

Weighted average Series A and Series B shares - basic and diluted	13,266,941	13,808,344
Total issued and outstanding Series A and Series B shares at period end	13,309,996	13,887,698

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Amounts in thousands
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(9,835)	(9,732)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations, net of income tax	160	354
Amortization of subscriber accounts, dealer network and other intangible assets	63,141	61,780
Depreciation	2,398	2,758
Stock-based compensation	1,626	1,662
Deferred income tax expense	1,021	877
Gain on disposal of operating assets	(1,050)	—
Long-term debt amortization	1,163	1,063
Other non-cash activity, net	3,435	2,850
Changes in assets and liabilities:
Trade receivables	(2,265)	(2,719)
Prepaid expenses and other assets	(607)	(441)
Payables and other liabilities	6,292	10,866
Operating activities from discontinued operations, net	(100)	(234)
Net cash provided by operating activities	65,379	69,084
Cash flows from investing activities:
Capital expenditures	(2,728)	(1,938)
Cost of subscriber accounts acquired	(61,053)	(53,789)
Cash paid for acquisition, net of cash acquired	(56,343)	—
Proceeds from sale of marketable securities	27,020	—
Increase in restricted cash	(105)	(79)
Proceeds from the disposal of operating assets	18,813	—
Other investing activities	—	(25)
Net cash used in investing activities	(74,396)	(55,831)
Cash flows from financing activities:
Proceeds from long-term debt	91,400	42,900
Payments on long-term debt	(33,892)	(27,192)
Payments of financing costs	(551)	—
Stock option exercises	—	665
Purchases and retirement of common stock	(9,473)	(14,664)
Bond hedge and warrant transactions, net	—	—
Other financing activities	—	—
Net cash provided by financing activities	47,484	1,709
Net increase in cash and cash equivalents	38,467	14,962
Cash and cash equivalents at beginning of period	12,612	44,701
Cash and cash equivalents at end of period	$51,079	59,663
Supplemental cash flow information:
State taxes received, net	$—	10
Interest paid	14,750	11,963

See accompanying notes to condensed consolidated financial statements.

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and “Adjusted EBITDA.”  Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or nonrecurring charges.   Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent Capital’s total Adjusted EBITDA to net loss from continuing operations (amounts in thousands):

	Three Months Ended March 31,
	2015	2014
Total Adjusted EBITDA	$90,720	87,944
Amortization of subscriber accounts, dealer network and other intangible assets	(63,141)	(61,780)
Depreciation	(2,398)	(2,758)
Stock-based compensation	(1,626)	(1,662)
Restructuring charges	—	(547)
Radio conversion costs	(523)	—
LiveWatch acquisition related costs	(946)	—
LiveWatch acquisition contingent bonus charges	(519)	—
Security Networks integration related costs	—	(1,059)
Interest income	516	878
Interest expense	(29,781)	(28,773)
Income tax expense from continuing operations	(1,977)	(1,621)
Net loss from continuing operations	$(9,675)	(9,378)

The following table provides a reconciliation of Monitronics’ total Adjusted EBITDA to net loss (amounts in thousands):

	Three Months Ended March 31,
	2015	2014
Total Adjusted EBITDA	$91,667	89,275
Amortization of subscriber accounts, dealer network and other intangible assets	(63,141)	(61,780)
Depreciation	(2,297)	(2,383)
Stock-based compensation	(374)	(414)
Restructuring charges	—	(547)
Radio conversion costs	(523)	—
LiveWatch acquisition related costs	(946)	—
LiveWatch acquisition contingent bonus charges	(519)	—
Security Networks integration related costs	—	(1,059)
Interest expense	(30,240)	(29,344)
Income tax expense	(1,961)	(1,599)
Net loss	$(8,334)	(7,851)

Pre-SAC Adjusted EBITDA
LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics,’ which capitalizes payments to dealers to acquire accounts. “Pre-SAC Adjusted EBITDA” is a measure that eliminates the impact of acquiring accounts at the LiveWatch business that is recognized in operating income. Monitronics’ Pre-SAC Adjusted EBITDA is defined as Monitronics total Adjusted EBITDA excluding LiveWatch’s SAC and the related revenue. We believe Monitronics’ Pre-SAC Adjusted EBITDA is a meaningful measure of Monitronics’ financial success in servicing its customer base. Pre-SAC Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Pre-SAC Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Pre-SAC Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

Presented below is the reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics and Ascent (amounts in thousands) (the reconciliations of Adjusted EBITDA to net loss or net loss from continuing operations, as applicable, are provided above):

	Three Months Ended March 31,
	2015	2014
Monitronics' total Adjusted EBITDA	$91,667	89,275
LiveWatch SAC, net of related revenue (a)	1,136	—
Monitronics' Pre-SAC Adjusted EBITDA	92,803	89,275

Monitronics' Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	67.3%	67.2%

Monitronics' total Adjusted EBITDA	$91,667	89,275
Corporate Adjusted EBITDA	(947)	(1,331)
Total Adjusted EBITDA	90,720	87,944
Total Pre-SAC Adjusted EBITDA	91,856	87,944

Total Pre-SAC Adjusted EBITDA as a percent of Pre-SAC revenue (a)	66.6%	66.2%

(a)    Presented below is the reconciliation of Net revenue for Monitronics and Ascent to Pre-SAC revenue (amounts in thousands):

	Three Months Ended March 31,
	2015	2014
Net revenue, as reported	$138,416	132,864
LiveWatch revenue related to SAC	(496)	—
Pre-SAC revenue	137,920	132,864